UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

_______________________

June 18, 2007

Date of Report

(Date of earliest event reported)

Shenandoah Telecommunications Company

(Exact name of registrant as specified in its charter)

Virginia	0-9881	54-1162807

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

500 Shentel Way P.O. Box 459 Edinburg, VA	22824

(Address of principal executive office)	(Zip code)

Registrant’s telephone number, including area code: (540) 984-4141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On June 18, 2007 the Board of Directors of Shenandoah Telecommunications Company declared a three-for-one stock split with a record date of August 2, 2007. Shareholders will receive two additional shares of common stock of the Company for each share held on the record date. Certificates representing the additional shares will be mailed on or about August 17, 2007.

The Board’s action changes each issued and unissued authorized share of Common Stock into three shares of Common Stock as authorized by Section 13.1-706 of the Virginia Code as amended. After the split, the Company will have approximately 23.4 million shares outstanding, and 48 million total authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHENANDOAH TELECOMMUNICATIONS COMPANY

(Registrant)

June 19, 2007	/s/ Earle A. MacKenzie

Earle A. MacKenzie

Chief Financial Officer